                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement       [ ]  Confidential, for Use of the
     [ ] Definitive Proxy Statement             Commission Only (as permitted by
     [ ] Definitive Additional Materials        Rule 14a-6(e)(2))
     [ ] Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

                                 PIXTECH, INC.

               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):  [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transactions apply:

     (2)  Aggregate number of securities to which transactions apply:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

     (4)  Proposed maximum aggregate value of transactions:

     (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                 PIXTECH, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1999 Annual Meeting of Stockholders of PixTech, Inc. will be held at the Grand Hyatt, Park Avenue, Grand Central, in New York, New York, at 3 p.m. on Tuesday, April 27, 1999 for the following purposes:

     1. To elect one director to hold office for a term of three years and until his successor is elected and qualified.

     2. To amend the Restated Certificate of Incorporation of the Company to increase the authorized shares of capital stock of the Company from 31,000,000 shares to 61,000,000 shares.

     3. To amend the Company's 1993 Stock Option Plan to increase the number of shares available under such Plan from 2,656,372 shares to 5,156,372 shares.

     4. To consider and vote on a proposal to issue shares of the Company's Common Stock in connection with the purchase of substantially all of the equipment and other tangible assets of Micron Technology, Inc. relating to field emission displays.

     5. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

     Only stockholders of record at the close of business on March 22, 1999 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                           By order of the Board of Directors,


                                           MICHAEL LYTTON, Secretary


Dated: March 23, 1999

                                 PIXTECH, INC.

              Avenue Olivier Perroy, Zone Industrielle de Rousset
                             13790 Rousset France
                        Telephone 011 33 (0)442 29 1000

                                _______________

                                Proxy Statement
                                _______________

  The enclosed proxy is solicited on behalf of the Board of Directors of PixTech, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is April 2, 1999.

  The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director, an increase in the number of shares authorized under the Company's Restated Certificate of Incorporation, an increase in the number of shares available under the 1993 Stock Option Plan and the issuance of common stock to Micron Technology, Inc.

  The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors and to approve the other proposals listed in the notice on the cover page of this proxy statement.

  The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                     VOTING SECURITIES AND VOTES REQUIRED

  Only stockholders of record at the close of business on March 22, 1999 will be entitled to vote at the meeting. On that date, the Company had outstanding 15,150,329 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. In addition, the Company had outstanding 367,269 shares of Series E Preferred Stock, $0.01 par value (the "Series E Stock"), each of which is entitled to the number of votes equal to the number of whole shares of Common Stock which the shares of Series E Preferred Stock are convertible into as of the record date. As of March 22, 1999, the record date for the 1999 Annual Meeting, the Series E Stock would have been convertible into 4,124,981 shares of Common Stock. A majority in interest of the outstanding Common Stock and shares convertible into Common Stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominee for director. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted in determining the shares entitled to vote on a particular matter nor treated as votes cast. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The amendment to the 1993 Stock Option Plan and the Certificate of Incorporation and the issuance of Common Stock to Micron Technology, Inc. require approval from a majority of the Common Stock and shares convertible into Common Stock outstanding. In voting on amending the 1993 Stock Option Plan, the Certificate of Incorporation and the issuance of Common Stock to Micron Technology, Inc., abstentions will be counted as present and entitled to vote; accordingly, they will have the effect of votes against approval of such amendments. Abstentions will not be treated as votes cast in the election of directors.

                             ELECTION OF DIRECTORS

  The number of directors is fixed at five for the coming year and is divided into three classes with the members of each class holding office for a three year term. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified. Dieter Mezger, who is presently serving as President and Chief Executive Officer and was elected a Director by the Board of Directors on March 3 , 1999, has been nominated for re-election by the Board of Directors. Unless a properly signed and returned proxy withholds authority to vote for the nominee or is a broker non-vote, the shares represented by such proxy will be voted for the election of the Board's nominee as director. If the nominee is unable to serve, which is not expected, the shares represented by a properly signed and returned proxy will be voted for such other candidate as may be nominated by the Board of Directors.

  The following table contains certain information about the nominee for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                                Present
                                                                                                   Director      Term
         Name and Age                    Business Experience and Other Directorships                 Since      Expires
         ------------                    -------------------------------------------                 -----      -------
Jean-Luc Grand-Clement          Jean-Luc Grand-Clement, a co-founder of the Company, has              1992        2001
Age: 59                         served as Chairman of the Board of Directors since the
                                Company's inception in 1992, and served as President and
                                Chief Executive Officer through March 1998 and January 1999, respectively. Prior to founding the Company, Mr.
                                Grand-Clement co-founded European Silicon Structures
                                ("ES2"), a European applications specific integrated circuit supplier for cell based and full custom CMOS products, and served as Chief Executive Officer and then as Chairman of
                                the Board of Directors of ES2 from its founding in 1985
                                until 1991.  From 1967 to 1978 and from 1982 to 1985, Mr.
                                Grand-Clement held various positions with Motorola, Inc.,
                                most recently as Vice-President and Assistant General
                                Manager of the Motorola European Semiconductor Group from
                                1983 to 1985.  From 1978 to 1982, Mr. Grand-Clement was the
                                Managing Director of Eurotechnique, a MOS semiconductor
                                design and fabrication joint venture between National
                                Semiconductor and Saint-Gobain. Mr. Grand-Clement graduated from Ecole Nationale Superieure des Telecommunications in
                                Paris.

Dieter Mezger *                 Dieter Mezger joined PixTech in March 1998 as President and           1999        1999
Age: 55                         was elected President and Chief Executive Officer in January
                                1999. Mr. Mezger has been a director of the Company since
                                March 1999.  Between 1996 and 1998, Mr. Mezger worked as a marketing consultant in California.  Between 1990 and 1996,
                                Mr. Mezger was President of Compass Design Automation, a
                                wholly-owned subsidiary of VLSI Technology, Inc. which
                                develops and markets computer assisted design software tools for IC designs. From 1984 to 1990, Mr. Mezger established
                                VLSI's European presence in Munich, building the European
                                marketing and sales organizations, design centers, R&D
                                operations, as well as its finance and human resources
                                departments.  Mr. Mezger simultaneously built VLSI's
                                wireless and GSM businesses.  Prior to joining VLSI, Mr.
                                Mezger's career included fifteen years with Texas
                                Instruments, where he rose to the position of Manager, Sales and Marketing, Europe.  He holds a BS in engineering from
                                the University of Stuttgart.

                                                                                                                Present
                                                                                                   Director      Term
         Name and Age                    Business Experience and Other Directorships                 Since      Expires
         ------------                    -------------------------------------------                 -----      -------
William C. Schmidt              William C. Schmidt has been a director of the Company since           1992        2001
Age: 43                         June 1992. Since 1988, Mr. Schmidt has been an investment
                                partner at Advent International, an international venture
                                capital company, where he also manages the activities of
                                Advent International's corporate investment programs in
                                Europe. From 1981 to 1987, Mr. Schmidt worked as a
                                management consultant at Bain & Company in Europe and the
                                United States. Mr. Schmidt holds degrees from Williams
                                College and Harvard Business School.

John A. Hawkins                 John A. Hawkins has been a director of the Company since              1994        2000
Age: 38                         1994.  Since August 1995, Mr. Hawkins has been a managing
                                partner of Generation Capital Partners, L.P., a private
                                equity firm.  From 1992 until August, 1995, Mr. Hawkins was a general partner of various funds affiliated with Burr,
                                Egan, Deleage & Co.  He is currently a limited partner of
                                various funds associated with Burr, Egan, Deleage & Co. He was an associate at Burr, Egan, Deleage & Co. from 1987 to
                                1992, prior to which he was an associate with Alex. Brown &
                                Sons Incorporated.  Mr. Hawkins is a director of P-Com,
                                Inc., a telecommunications company, AUNET Corp. and Dover
                                Pacific Computing, Inc.  Mr. Hawkins holds degrees from
                                Harvard College and Harvard Business School.

________________________

* Nominee for election as director

Committees of the Board

  The Audit Committee, which consisted in 1998 of Mr. Schmidt and Mr. Jean-Pierre Noblanc and currently consists of Messrs. Schmidt and Hawkins, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met five times in 1998. The Compensation Committee, whose members in 1998 were Messrs. Schmidt, Hawkins, and Roger W. Johnson from September 22, 1998 to December 31, 1998, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Amended and Restated 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan. The Compensation Committee held two meetings in 1998. The entire Board of Directors functions as a nominating committee, considering nominations submitted by the Chairman of the Board. The Board of Directors held ten meetings during 1998, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he served, except Mr. Roger W. Johnson who attended 25% of all meetings of the Board and of all committees of the Board on which he served. Mr. Roger W. Johnson served as Director of the Company from September 22, 1998 to December 31, 1998.

Director Compensation

  Director Fees

  Non-employee directors are reimbursed for expenses incurred in attending meetings, and they also receive $1,500 for each meeting of the Board of Directors that they attend, plus an additional $4,000 if they attend at least four meetings in a year. Such payments may not exceed a total of $10,000 in any one year. Mr. Grand-Clement and Mr. Mezger, if he is re-elected to the Board of Directors, will be the only directors who are employees of the Company, and will not receive additional compensation for their service as directors.

  1995 Director Stock Option Plan

  The 1995 Director Stock Option Plan (the "Director Plan") provides that each director who is not an employee of the Company and who is elected or re-elected into office following the Annual Meeting of Stockholders receives an automatic grant of options to purchase 6,000 shares of Common Stock. The options become exercisable in increments of 2,000 shares as follows: 2,000 shares on the grant date, and an additional 2,000 shares at each of the following two Annual Meetings of Stockholders so long as the director remains in office. The options expire ten years from the grant date. The exercise price of each option is the fair market value of the Common Stock on the day immediately preceding the grant date.

  The Director Plan authorizes the grant of stock options to purchase up to a maximum of 50,000 shares (subject to adjustment in the event of a stock split or other recapitalization) of Common Stock. Messrs. Schmidt and Hawkins are currently eligible to participate under the Director Plan. At the 1998 Annual Meeting of Stockholders, Mr. Schmidt was granted an option to purchase 6,000 shares of Common Stock of the Company, at an exercise price of $5.27 per share. Mr. Roger W. Johnson was granted an option to purchase 6,000 shares of Common Stock of the Company, at an exercise price of $4.021 per share, when he joined the Company's Board of Directors in September 1998. During 1998, options to purchase 14,000 shares of the Common Stock of the Company were terminated unexercised. In January 1998, for personal reasons, Mr. Noblanc waived the benefit of the 6,000 options which had been granted to him in April 1996. In addition, as Messrs. Piccino and Johnson resigned from the Board of Directors of the Company in March 1998 and December 1998 respectively, options to purchase 4,000 shares of the Common Stock of the Company which had been granted to each of them in April 1997 and September 1998 respectively were terminated unexercised. As of December 31, 1998, options to purchase 14,000 shares of Common Stock of the Company were outstanding pursuant to the Director Stock Options Plan. Since the only director to be elected at the 1999 Annual Meeting of Stockholders is an employee of the Company, no options will be granted under the Director Plan at the 1999 Annual Meeting of Stockholders.

  Options granted under the Director Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. The exercise of an option under the Director Plan results in ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the option price and the fair market value of the shares on the date of exercise.

                            EXECUTIVE COMPENSATION

Summary Compensation Table (1)

  The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the Company's other five most highly compensated executive officers for 1998 (collectively, the * Named Executive Officers *).

                                                                                         Long-Term
                                                                                        Compensation
                                                       Annual Compensation (1)             Awards
                                               ---------------------------------------------------------
                                                                                         Securities
                                                                                         Underlying
       Name and Principal Position                   Year            Salary($)           Options(#)
       ---------------------------                   ----            ---------           ----------
Jean-Luc Grand-Clement                               1998            $192,246                   --
Former President, Former Chief Executive             1997             193,708              165,000
Officer, and Chairman of the Board                   1996             212,502               40,000 (2)

Dieter Mezger (3)                                    1998             156,000              300,000
President and Chief Executive Officer                1997              10,500                   --

Francis G. Courreges                                 1998             149,201                   --
Executive Vice President                             1997             150,850               77,000
                                                     1996             172,053               20,000 (2)

Michel Garcia                                        1998             101,728                   --
Vice President,                                      1997             102,852               56,000
Industrial Partners                                  1996             107,045               15,000 (2)

Tom M. Holzel (5)                                    1998             122,500                   --
Vice President,                                      1997             122,500               85,000
Marketing & Sales                                    1996             122,500               10,000 (2)

Jean-Jacques Louart (4)                              1998             101,728                   --
Vice President,                                      1997              64,349               68,000
Operations

(1) All dollar amounts (except for amounts paid to Messrs. Mezger and Holzel) reflect the conversion of Euros to U.S. dollars at an average conversion rate of 0.7797, 0.8893 and 0.8992 Euros to U.S. dollars for 1996, 1997 and 1998 respectively.

(2) All of these options have been terminated unexercised as of February 21, 1997.

(3) Dieter Mezger joined the Company in March 1998 and was elected President and Chief Executive Officer of the Company as of March 1998 and January 1999, respectively. Prior to that, Mr. Mezger was a consultant of the Company from November 1997 to March 1998, an activity for which he received $10,500 and $21,000 in 1997 and 1998 respectively.

(4)  Jean-Jacques Louart joined the Company in May 1997.

(5)  Tom M. Holzel is expected to leave the Company in April 1999.

Stock Option Grants in Last Fiscal Year

     The following table provides information on stock options granted during 1998 to the Named Executive Officers.

                       Number of
                      Securities                                                                Potential Realized Value at
                      Underlying               % of Total          Exercise                      Assumed Annual Rates of
                        Options             Options Granted to      Price       Expiration     Stock Price Appreciation for
    Name              Granted (#)           Employees in 1998    ($ / share)       Date             Option Term ($) (1)
    ----              -----------           ------------------    -----------   -----------    -----------------------------
                                                                                                    5%             10%
                                                                                                    --             ---
Dieter Mezger           300,000(2)                 67%               5.271        03/25/2008      994,471       2,520,185

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission of a value for the Common Stock equal to the market price of the Common Stock on the date of grant of the option. These amounts are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.
(2) These options become exercisable as follows : 37,500 shares on March 25, 1998, 75,000 shares on July 23, 1998, 75,000 shares on January 05, 1999, and 37,500 shares on March 25, 1999, 2000 and 2001, respectively.


Aggregated Option Exercises in Last Fiscal Year and Year-End Stock Option Values

  The following table sets forth certain information concerning the unexercised stock options as of December 31, 1998 held by the Named Executive Officers. No options were exercised during 1998 by any Named Executive Officer.


                                              Number of Securities                Value of Unexercised
                                             Underlying Unexercised               In-The-Money Options
                                            Options at 12/31/98  (#)              at 12/31/98 ($)  (1)
                                         ------------------------------       -------------------------------
          Name                           Exercisable      Unexercisable       Exercisable       Unexercisable
          ----                           -----------      -------------       -----------       -------------
Jean-Luc Grand-Clement                     521,988           189,473             941,890            88,137
Dieter Mezger                              225,000            75,000                  --                --
Francis Courreges                          134,757            75,577             227,953            22,484
Michel Garcia                              117,772            49,333             215,135             5,519
Tom Holzel                                  76,250             8,750                  --                --
Jean-Jacques Louart                             --            68,000


(1) Based on the difference between the respective option exercise price and the closing market price of the Common Stock on December 31, 1998, which was 212/32.

Executive Employment Agreements

  Each of Messrs. Grand-Clement, Courreges, Garcia and Louart have entered into employment agreements with the Company in substantially the same form as most other employees of the Company. The material terms of the employment agreements provide for employment by each individual for an indefinite period. Pursuant to the employment agreements, each individual agrees to non-competition and non-solicitation provisions which survive for a one-year period following termination of employment. The employment agreements also contain obligations of each employee concerning confidentiality and assignment of inventions and intellectual property to the Company. Mr. Mezger is employed at will and has signed similar non-competition and non-solicitation provisions.


Compensation Committee Report on Executive Compensation

  This Compensation Committee Report describes the compensation policies applicable to executive officers of the Company, including Mr. Grand-Clement, the Company's Chief Executive Officer through January 1999, and Mr. Dieter Mezger since he was elected Chief Executive Officer in January 1999.

  Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

  The Compensation Committee determines the compensation of the seven most highly compensated corporate executives, including the Named Executive Officers. The Compensation Committee takes into account the views of the Company's Chief Executive Officer in reviewing the individual performance of these executives (other than the Chief Executive Officer), a responsibility assumed by Mr. Grand-Clement through 1998, and by Mr. Mezger since he was elected Chief Executive Officer in January 1999.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Grand-Clement, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

  Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

  Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer, and also take into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, quality improvements and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these financial or non-financial factors.

  The determination of Mr. Grand-Clement's base salary for 1998 was based on the overall successful development of the Company and in particular on his ability to achieve the transition from an R&D company to a manufacturing company. Mr. Grand-Clement was granted a base salary of $192,246 in 1998, a decrease of 1% over his $193,708 base salary for 1997. Mr. Grand-Clement's salary is mostly calculated and paid in Euros, however, and after taking out the effect of the rise of the US dollar against the French franc in 1998, Mr. Grand-Clement's base salary was unchanged in 1998 as compared to 1997. No bonus was awarded to Mr. Grand-Clement in 1998.

  Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, based primarily on achievement of the Company's overall performance. No bonuses were awarded to the executive officers for the year ended December 31, 1998.

  Stock Options. Stock options are granted to the Company's executive officers under the Company's 1993 Stock Option Plan. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes in account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in 1998, no Stock Options were granted to Mr. Grand-Clement in 1998.

  Policy on Deductibility of Compensation. The Internal Revenue Service has adopted a provision limiting the income tax deduction of public companies for certain compensation paid in a year to any executive officer named in the proxy statement compensation tables in excess of one million dollars. No such officer of the Company received applicable compensation at that level in 1998. At such time as it becomes likely that the applicable compensation for a covered executive will exceed the deductibility limit, the Compensation Committee will consider the adoption of a policy in this regard.

  Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1998, as in previous years, a substantial portion of the Company's targeted executive compensation consists of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


       By the Compensation Committee,


       John Hawkins,
       William C. Schmidt.

                            STOCK PERFORMANCE GRAPH

  The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period beginning July 18, 1995, when the Company's Common Stock began trading publicly, and ending December 31, 1998, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Electronic Components, N.E.C. Index consists of 190 publicly traded electronic components companies reporting under the same Standard Industrial Classification Code (SIC 3670-3679) as the Company.

      Comparison of cumulative Total Return of PixTech, Inc., Electronic
               Components, N.E.C. Index and NASDAQ Market Index


                             [GRAPH APPEARS HERE]


-------------------------------------------------------------------------------------------------------------------------
                                                  7/31/95        12/29/95        12/31/96        12/31/97        12/31/98
-------------------------------------------------------------------------------------------------------------------------
PixTech, Inc.                                         100          127.87           50.82           30.31           31.56
-------------------------------------------------------------------------------------------------------------------------
Electronics Components, NEC Index                     100           84.37          145.86          152.92          236.43
-------------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index                                   100          105.65          129.94          159.45          224.51
-------------------------------------------------------------------------------------------------------------------------

AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                 NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

    Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Common Stock, par value $.01 per share, and of 1,000,000 shares of Preferred Stock, par value $.01 per share. On February 3, 1999, the Company's Board of Directors approved, and recommended for adoption by the stockholders at the meeting, a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the stockholders, effect an increase in the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 60,000,000 shares, $.01 par value per share, resulting in the aggregate number of authorized shares of capital stock of the Company to be increased from 31,000,000 shares to 61,000,000 shares.

    As of the close of business on March 22, 1999, 15,150,329 shares of Common Stock were issued and outstanding, leaving 14,849,671 shares of Common Stock authorized but unissued. Of the authorized but unissued shares, the Company has currently reserved 2,588,666 shares under the Company's 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan, 50,000 shares under the Company's 1995 Director Stock Option Plan and 212,500 shares following the exercise of warrants. In addition, in December 1998, the Company issued 367,269 shares of Series E Preferred Stock (the "Series E Stock"), at a price of $22.5313 per share, to certain institutional investors and agreed to reserve, out of the authorized but unissued shares, 150% of the number of shares of Common Stock into which the Series E Stock is convertible. The Series E Stock is generally convertible into Common Stock at a rate equal to the lesser of (a) $2.25313, and
(b) the average closing price of the Common Stock over the ten trading day period ending on the day immediately preceding the day upon conversion. As of March 22, 1999, the Series E Stock would have been convertible into 4,124,981 shares of Common Stock thus requiring the Company to reserve 6,187,471 shares of the remaining authorized but unissued shares. In addition, the Company issued a $5 million convertible note in 1997. This loan is convertible, starting in April 1999, into shares of Common Stock of the Company at a conversion price equal to 80% of the market price on the conversion date. As of March 22, 1999, the convertible note would have been convertible into 3,077,302 shares of Common Stock of the Company. Therefore, on March 22, 1999, out of the 30,000,000 authorized shares of Common Stock, 2,733,732 shares were available for issuance by the Company.

    The Board of Directors of the Company believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its stockholders. Adoption of the proposed amendment would increase the flexibility of the Company to issue Common Stock and would ensure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, including stock splits, issuances under the Company's 1993 Stock Option Plan, 1995 Director Stock Option Plan and 1995 Employee Stock Purchase Plan, acquisitions and equity financings. The availability of additional shares of Common Stock for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in taking these corporate actions.

  In addition, the Company has entered into a definitive agreement to purchase substantially all of the equipment and other tangible assets and certain contract rights of Micron Technology, Inc. relating to field emission displays (the "Micron Transaction"). Pursuant to the Micron Transaction, the Company would issue 7,133,562 shares of the Company's Common Stock and a warrant to purchase 310,000 shares of the Company's Common Stock at an exercise price of approximately $2.25 per share. In order to issue such number of shares, the Company's Restated Certificate of Incorporation must be amended to increase the number of authorized shares of capital stock of the Company. Stockholder approval of the proposed amendment to the Company's Restated Certificate of Incorporation is a condition to Micron's obligation to consummate the Micron Transaction. The Board of Directors believes that the Micron Transaction may benefit the Company in numerous ways, including : (i) the acceleration of research and development programs, especially in the area of new product development, including the development of color and large size displays, (ii) an expanded intellectual property protection on field emission display technology through a ten year world-wide royalty-free license under all of Micron's 406 field emission display specific patents and field emission display specific patent applications (iii) the potential availability of additional research and development funding, from existing and future US government contracts and from potential cooperation agreements with major CRT manufacturers, (iv) the opportunity to use a portion of Micron's equipment to support increase in the Company's manufacturing capacity, and (v) the anticipation of future fund raisings from investors because of an expected enhanced competitive position of the Company resulting from several factors including Micron becoming the Company's largest shareholder, the Company's US presence being significantly improved, and the Company taking advantage of consolidation in the field emission display industry.

    The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. The newly authorized Common Stock, like the currently authorized Common Stock, may be used by the Company for any proper corporate purpose. Such purposes may include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.

    If approved by the stockholders, the increased authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the Nasdaq National Market, on which the shares of the Company are at the time listed or quoted.

    Although the Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Common Stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock of the Company. In addition, the issuance of additional shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Common Stock were issued in response to a potential takeover.

    If the amendment is approved by the stockholders, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation will be amended to read as follows:

     FOURTH: The Corporation shall be authorized to issue sixty-one Million (61,000,000) shares of capital stock, which shall be divided into sixty million (60,000,000) shares of Common Stock, par value $0.01 per share and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

    The affirmative vote of holders of a majority of the shares of capital stock outstanding and entitled to vote at the meeting is required to approve this proposal and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company. For purposes of the vote to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, abstentions and broker non-votes are treated as votes against the proposal. If the amendment is not approved by the stockholders, the Company's authorized capital stock will remain at 31,000,000 shares.

    If approved by the stockholders, the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly following approval by the stockholders.



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ===

                 PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN


1993 Stock Option Plan


General

  The Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") was readopted by the Board of Directors on May 9, 1995 and by the stockholders on May 19, 1995. The purpose of the Option Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Option Plan provides for the grant of incentive and nonstatutory stock options (the "Options") to employees and consultants of the Company and its affiliates ("Eligible Persons").

  Currently, Options may be granted under the Option Plan for up to a total of 2,656,372 shares of Common Stock (subject to adjustment for stock splits and similar capital changes) to employees of the Company and, in the case of nonstatutory Options, to consultants (other than French consultants, pursuant to French tax law) of the Company or any Affiliate (as defined in the Option Plan) capable of contributing to the Company's performance.

  As of March 1st , 1999, approximately 149 employees were eligible to participate in the Option Plan and options to purchase an aggregate of 3,269,276 shares of Common Stock had been granted. Of these, Options to purchase 953,778 shares had been canceled, 167,706 had been exercised and options to purchase 2,147,792 shares remained outstanding, leaving 340,874 shares available for new Options under the Option Plan.


Administration and Eligibility

  Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Option Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Option Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

  Options under the Option Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to Options and the time at which such Options become exercisable. However, the exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of grant.


Proposed Amendment to the Option Plan

  The Board of Directors has voted, subject to the approval of the stockholders, to increase the aggregate number of shares of Common Stock that may be subject to grants under the Option Plan by 2,500,000, from 2,656,372 to 5,156,372, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. The Company believes that this increase is necessary and appropriate for the following reasons:

 . As of December 31, 1998, the exercise prices of most of the stock options outstanding and exercisable under the Option Plan were above the Company's stock price, thus limiting the ability of the Option Plan to retain qualified employees. The Company's policy is to grant new stock options to its employees in order to attract and retain key employees. The Company will be unable to continue to follow this policy if there is an insufficient number of shares available under the Option Plan.

 . The Micron Transaction, more fully described in the section of this proxy statement entitled "AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK", requires the Company to grant Options to acquire approximately 850,000 shares of the Company's Common Stock to Micron employees who will become employees and consultants of the Company. Since the number of shares currently available under the Company's Option Plan is insufficient for the Company to meet this obligation, stockholder approval of the proposed amendment to the Company's Option Plan is a condition to Micron's obligation to consummate the Micron Transaction. The Board of Directors believes that the Micron Transaction will benefit the Company for the reasons described in the section of this proxy statement entitled "AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK".


United States Federal Income Tax Consequences Relating to Stock Options

  The following is a description of the tax consequences relating to stock options under United States tax law. Individuals subject to taxation in any other country should consult their own tax advisors regarding the tax consequences relating to the exercise of stock options and the sale of shares acquired upon the exercise of such options.

  Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Option Plan.

  If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

  If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.


Votes Required

  The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendment to the Option Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ===

                         PROPOSAL TO ISSUE SECURITIES


  As described in the section of this proxy statement entitled "AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK", the Company has entered into a definitive agreement to purchase substantially all of the equipment and other tangible assets and certain contract rights of Micron relating to field emission displays. Pursuant to the Micron Transaction, the Company would issue 7,133,562 shares of the Company's Common Stock and a warrant to purchase 310,000 shares of the Company's Common Stock at an exercise price of approximately $2.25 per share. After the issuance of these shares of the Company's Common Stock, Micron will be a holder of approximately 32% of the Company's outstanding Common Stock. Our Common Stock is traded on the Nasdaq National Market and Easdaq and we are thus governed by certain Nasdaq and Easdaq rules. Pursuant to Nasdaq rules, the Company's stockholders are required to approve an issuance of more than 20% of the number of shares of Common Stock outstanding before the issuance. In order to issue such number of shares to Micron, stockholder approval must be obtained. Stockholder approval of the proposed issuance is a condition to Micron's obligation to consummate the Micron Transaction. As previously stated, the Board of Directors believes that the Micron Transaction may benefit the Company in numerous ways, including: (i) the acceleration of research and development programs, especially in the area of new product development, including the development of color and large size displays, (ii) an expanded intellectual property protection on field emission display technology through a ten year world-wide royalty-free license under all of Micron's 406 field emission display specific patents and field emission display specific patent applications (iii) the potential availability of additional research and development funding, from existing and future US government contracts and from potential cooperation agreements with major CRT manufacturers, (iv) the opportunity to use a portion of Micron's equipment to support increase in the Company's manufacturing capacity, and (v) the anticipation of future fund raisings from investors because of an expected enhanced competitive position of the Company resulting from several factors including Micron becoming the Company's largest shareholder, the Company's US presence being significantly improved, and the Company taking advantage of consolidation in the field emission display industry.

  The affirmative vote of holders of a majority of the shares of capital stock outstanding and entitled to vote at the meeting is required to approve this proposal and issue the shares to Micron. For purposes of the vote to issue the shares to Micron, abstentions and broker non-votes are treated as votes against the proposal.





          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ===

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended December 31, 1998, the Company's Compensation Committee consisted of Messrs. Schmidt and Hawkins. None of the members of the Compensation Committee has been an officer or employee of the Company.

  Mr. Noblanc, who was a member of the Company's Board of Directors and its Audit Committee until March 1999, is an officer of CEA Industrie, S.A., which is controlled by the Commissariat a l'Energie Atomique ("CEA"), the French atomic agency. In September 1992, the Company licensed its fundamental technology from the Laboratoire d'Electronique, de Technologie et d'Instrumentation ("LETI"), a research laboratory of the CEA, pursuant to an exclusive, worldwide, royalty-bearing license agreement with CEA (the "LETI License Agreement"), which has a term of twenty years. The LETI License Agreement was amended in July 1993, March 1994 and October 1997. Beginning in 1996, the Company became obligated under the LETI License Agreement to make royalty payments to the LETI based on the sales of products incorporating licensed technology. In addition to such royalty payments, the Company must pass through to CEA a percentage of any lump sum sublicense fees earned after 1993 and royalties on sales of licensed products by the Company's sublicenses. Pursuant to an amendment to the LETI License Agreement signed in 1997 (the "1997 CEA Amendment"), the royalty rates and minimum payments from the Company to CEA were increased for a period of three years. An amount of $308,000 was accrued in 1998 in that respect.

  The Company also entered into a research and development agreement with CEA ("the "LETI Research Agreement") in 1992, under which the Company funds research at the LETI. Pursuant to the LETI Research Agreement, the Company expensed $36,000 in 1992, $1,335,000 in 1993, $1,506,000 in 1994, $1,339,000 in 1995,
$644,000 in 1996, and $637,000 in 1997.  In 1998, the Company recorded $848,000 as expenses pursuant to the LETI Research Agreement.

                                SHARE OWNERSHIP

  The following tables set forth certain information regarding the ownership of the Company's Common Stock and Series E Preferred Stock as of March 10, 1999 by
(i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and Series E Preferred Stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

Common Stock

                                                                                  Shares of Common Stock
                                                                                  Beneficially Owned (1)
                                                                    ------------------------------------------------
                        Beneficial Owner                                     Shares                     Percent of
                                                                                                          Class
----------------------------------------------------------------    -----------------------         ----------------
The Kaufmann Fund, Inc.                                                    1,678,169            (2)       11.1%
140 East 45th Street
43rd floor
New York, NY 10017

United Microelectronics Corp.                                              1,111,111                       7.3%
2F, NO. 76 SEC 2, Tunhwa S. RD.,
Taipei, Taiwan, R.O.C.

CEA Industrie                                                                793,656                       5.2%
31-33 rue de la Federation
75752 Paris Cedex 15 France

Jean-Luc Grand-Clement                                                       715,289            (3)        4.5%

Dieter Mezger                                                                225,000            (4)        1.5%

Francis G. Courreges                                                         157,334            (5)        1.0%

Michel Garcia                                                                131,366            (6)          *

Tom M. Holzel                                                                 77,500            (7)          *

John A. Hawkins                                                                6,000            (8)          *

William C. Schmidt                                                             4,000            (9)          *

All directors and executive officers                                       1,363,196           (10)        8.3%
as a group (9 persons)

* Less than one percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after March 10, 1999.
(2) Consists of 1,678,169 shares of Common Stock (information as of April 15,
    1998). In addition, The Kaufmann Fund, Inc. holds 266,297 Series E Preferred Stock which are convertible into Common Stock starting June 1999. As of March 10, 1999, these Series E Preferred Stock would have been convertible into 2,990,922 shares of Common Stock (See Series E Preferred Stock chart below).
(3) Includes 53,605 shares held by Mr. Grand-Clement's wife and 590,578 shares of Common Stock subject to options exercisable as of March 10, 1998 or within 60 days thereafter, of which 6,617 shares are subject to options held by Mr. Grand-Clement's wife.

(4) Consists of 225,000 shares of Common Stock subject to options exercisable as of March 10, 1999 or within 60 days thereafter.
(5) Includes 153,334 shares of Common Stock subject to options exercisable as of March 10, 1999 or within 60 days thereafter.
(6) Includes 123,605 shares of Common Stock subject to options exercisable as of March 10, 1999 or within 60 days thereafter.
(7) Consists of 77,500 shares of Common Stock subject to options exercisable as of March 10, 1999 or within 60 days thereafter.
(8) Consists of 6,000 shares of Common Stock subject to an option exercisable as of March 10, 1999 or within 60 days thereafter. Mr. John A. Hawkins, a director of the Company, is a limited partner of Alta V Limited Partnership and disclaims beneficial ownership of all 572,916 shares held by Alta V Limited Partnership and Customs House Partners, except to the extent of his proportionate pecuniary interests therein.
(9) Consists of 6,000 shares of Common Stock subject to an option exercisable as of March 10, 1999 or within 60 days thereafter. Mr. Schmidt, a director of the Company, is a Vice President of Eventech Limited and of Advent International Corporation. Mr. Schmidt disclaims beneficial ownership of all 675,945 shares held by the funds affiliated with Advent International Corporation, except for 80 Shares which he beneficially owns as a partner in Advent International Investors Limited Partnership and 192 Shares which he beneficially owns as a partner in Advent International Investors II L.P..
(10) Excludes shares, as to which beneficial ownership is disclaimed, described in footnotes (8)-(9). Includes 1,225,017 shares of Common Stock subject to options exercisable as of March 10, 1999 or within 60 days thereafter.


Series E Preferred Stock

                                                     Shares of Series E Preferred Stock
                                                             Beneficially Owned
                                             ------------------------------------------------
                                                                                 Percent of
          Beneficial Owner                           Shares                        Class
---------------------------------------      -----------------------         ----------------
The Kaufmann Fund, Inc.                              266,297(1)                      72.5%
140 East 45th Street
43rd floor
New York, NY 10017

Citadel Investment Group, L.L.C.                      88,766(2)                      24.2%
225 West Washington Street
Chicago, Illinois 60606

(1) The 266,297 shares of Series E Preferred Stock are convertible into shares of Common Stock starting June 22 1999. As of March 10, 1999, these Series E Preferred Stock would have been convertible into 2,990,922 shares of Common Stock. In addition, the Kaufmann Fund, Inc. holds 1,678,169 shares of Common Stock of the Company (See Common Stock chart above). As of March 10, 1999, the Kaufmann Fund, Inc. holds 4,669,091 shares of Common Stock on a as-converted basis.

(2) The 88,766 shares of Series E Preferred Stock are convertible into shares of Common Stock starting June 1999. As of March 10, 1999, these Series E Preferred Stock would have been convertible into 996,974 shares of Common Stock. In addition, Citadel Investment Group, L.L.C. holds 336,702 shares of Common Stock of the Company (Information as of January 4, 1999). As of March 10, 1999, Citadel Investment Group, L.L.C. holds 1,333,676 shares of Common Stock on a as-converted basis.

                       SECURITIES EXCHANGE ACT REPORTING

  The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

  Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1998 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements.



                        INFORMATION CONCERNING AUDITORS

  The firm of Ernst & Young independent accountants, has audited the Company's accounts since the inception of the Company and will do so for 1999. Representatives of Ernst & Young have been invited to attend the Annual Meeting.



                             STOCKHOLDER PROPOSALS

  The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 2000 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France; Attention: Yves Morel, Chief Financial Officer, no later than November 23, 1999.



                                 OTHER MATTERS

  The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

  The sections entitled "Management's Discussion and Analysis of Financial Condition and Results", "Financial Statements and Supplementary Data" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report for the fiscal year ending December 31, 1998 are incorporated herein by reference.

  IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO YVES MOREL, CHIEF FINANCIAL OFFICER, AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET, 13790 ROUSSET, FRANCE.

Front of Card:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                       PIXTECH, INC.


PROXY FOR THE ANNUAL METING OF STOCKHOLDERS APRIL 27, 1999

The undersigned stockholder of PixTech, Inc. (the "Company") hereby appoints Jean-Luc Grand-Clement, Dieter Mezger, Yves Morel, Michael Lytton, and Marc A. Rubenstein, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the company entitled to vote at the Annual meeting of Stockholders of the Company to be held on April 27, 1999, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Back of Card:

A [X] Please mark your
votes as in this
example.


1.  Proposal to elect Dieter Mezger as Director.

FOR     WITHHELD
[  ]     [  ]


2. Proposal to amend the Restated Certificate of Incorporation of the Company to increase the authorized number of shares of Capital Stock to 61,000,000 shares.

FOR     AGAINST     ABSTAIN
[  ]    [  ]       [  ]


3. Proposal to amend the Company's Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock available under such plan to 5,156,372 shares.

FOR     AGAINST     ABSTAIN
[  ]     [  ]       [  ]

4. Proposal to issue shares of the Company's Common Stock in connection with the purchase of substantially all of the equipment and other tangible assets of Micron Technology, Inc. relating to field emission displays.

FOR     AGAINST     ABSTAIN
[  ]     [  ]       [  ]


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no specification is made, this proxy will be voted for proposals 1, 2 and 3. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

     Signature______________________    Date____________  1999

     Signature______________________    Date____________  1999
     (IF HELD JOINTLY)

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership.